PROSPECTUS SUPPLEMENT

(To Prospectus dated September 30, 2022)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267470

Recruiter.com Group, Inc.

1,950,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,383,333 Shares of Common Stock

1,383,333 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering to a single institutional investor 1,950,000 shares of common stock, par value $0.0001 per share (“Common Stock”), in this offering. Each share of Common Stock is being sold at a price of $0.3108.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,383,333 shares of Common Stock underlying the Pre-Funded Warrants to investors whose purchase of Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our Common Stock immediately following the closing of this offering. Subject to limited exceptions, the holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. Each Pre-Funded Warrant is being sold at a price of $0.3107. Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.0001 and is exercisable at any time after its original issuance until exercised in full.

In a concurrent private placement, we are also selling to the purchasers of our Common Stock and Pre-Funded Warrants in this offering, warrants to purchase an aggregate of 3,333,333 share of Common Stock (the “Private Placement Warrants”). Each Private Placement Warrant will have an exercise price of $0.1858 per share of Common Stock and is exercisable as of February 21, 2024 for a term of five years. The Private Placement Warrants and Common Stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RCRT”. On August 16, 2023, the last reported sale prices of our Common Stock on Nasdaq was $0.1858. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. We also have warrants that are traded on the Nasdaq Capital Market under the symbol “RCRTW.”

We have retained Joseph Gunnar & Co. LLC, referred to herein as “Joseph Gunnar” or the “placement agent”, to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was $4,158,181 based on 17,792,151 shares of Common Stock outstanding, of which 15,602,931 shares were held by non-affiliates, based on a price of $0.2665 per share, which was the last reported sale price of our Common Stock on Nasdaq on June 26, 2023. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per share of Common Stock	Per Pre-Funded Warrant	Total
Offering Price	$0.3108	$0.3107	$1,035,861.56
Placement Agent Fees (1)	$0.0280	$0.0280	$93,240.00
Proceeds, before expenses, to us (2)	$0.2828	$0.2827	$942,621.56

(1)

We have also agreed: (i) to pay a cash fee to the placement agent equal to 9% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

(2)	The amount of the offering proceeds to us as presented in this table does not give effect to any exercise of the Private Placement Warrants.

We expect that delivery of the shares of Common Stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about August 21, 2023, subject to satisfaction of customary closing conditions.

Joseph Gunnar & Co., LLC

The date of this prospectus supplement is August 17, 2023.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at investors.recruiter.com as set forth in this prospectus under the heading “Available Information.”

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Recruiter.com Group, Inc., a Nevada corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-267470) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on September 16, 2022, and was declared effective on September 30, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-2

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential growth or growth prospects, future research and development, sales and marketing and general and administrative expenses, and our objectives for future operations, are forward-looking statements. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the following:

•	our ability to continue as a going concern;
•	our ability to raise additional capital, if needed, to support our operations;
•	the effect of COVID-19 on our business and the national and global economies;
•	the rate and degree of market acceptance of our products and services;
•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	our ability to compete effectively in a competitive industry;
•	our ability to achieve positive cash flow from operations;
•	our ability to continue to meet the Nasdaq Capital Market requirements;
•	our ability to meet our other financial operating objectives;
•	the availability of qualified employees for our business operations;
•	general business and economic conditions;
•	our ability to meet our financial obligations as they become due;
•	positive cash flows and financial viability of our operations and new business opportunities;
•	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;
•	our ability to raise additional capital, if needed, to support our operations;

•	our ability to be successful in new markets;
•	our ability to avoid infringement of intellectual property rights;
•	the positive cash flows and financial viability of our operations and new business opportunities
•	continued demand for services of recruiters;
•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;
•	our ability to operate our virtual AI-and video-enabled hiring platform (the “Platform”) free of security breaches; and
•

our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and/or assets with our business.

S-3

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this prospectus supplement. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”) that disclose risks and uncertainties that may affect our business. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. In addition, the forward-looking statements in this Annual Report are made as of the date of this filing, and we do not undertake, and expressly disclaim any duty, to update such statements for any reason after the date of this prospectus supplement or to conform statements to actual results or revised expectations, except as required by law.

You should read this prospectus supplement and the documents that we reference herein with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and accompany prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. See the “Risk Factors” section of this prospectus supplement beginning on page S-7 for a discussion of the risks involved in investing in our securities. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Recruiter.com Group, Inc.

Corporate Overview

Recruiter.com Group, Inc., a Nevada corporation (along with its subsidiaries, “we”, “the Company”, “us”, and “our”), is a holding company based in New York, New York, that, through its subsidiaries, operates an On Demand recruiting platform aimed at transforming the $28.5 billion dollar Employment and Recruitment Agency industry. The Company offers recruiting services and operates web-based platforms (the “Platform”) and a network of independent recruiters. Businesses from startups to the Fortune 100 use Recruiter.com to help address their critical talent needs and solve recruiting and hiring challenges.

We have seven operating subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), Recruiter.com Consulting, LLC, VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”) and Recruiter.com OneWire Inc. (“OneWire”). As of August 16, 2023, the Company  employed 11 full time employees and 32 outside staffing professionals in 7 states.

S-4

For employers needing talent acquisition services, we place independent recruiters from our network with our clients on a project basis. To round out our offerings, we provide other talent acquisition support services, including job posting, consulting, staffing, and full-time placement services.

Our mission is to help recruit the right talent faster and become the preferred solution for hiring specialized talent.

Corporate Information

We were incorporated in February 2015 as a Delaware corporation. Effective March 31, 2019 (the “Effective Date”), we completed a merger with Recruiter.com, Inc. (“Pre-Merger Recruiter.com”), an affiliate of the Company, pursuant to a Merger Agreement and Plan of Merger, dated March 31, 2019 (the “Merger”). At the effective time of the Merger, our newly formed wholly owned subsidiary merged with and into Pre-Merger Recruiter.com, with Pre-Merger Recruiter.com continuing as the surviving corporation and as our wholly owned subsidiary.

Following the Merger, on May 9, 2019, we changed our corporate name to Recruiter.com Group, Inc. Our fiscal year end was also changed, as of the Effective Date, from March 31 to December 31.

Immediately prior to the completion of the Merger, Pre-Merger Recruiter.com owned approximately 98% of our outstanding shares of common stock (“Common Stock”). The Merger did not result in a change of control of our Company, as the principal stockholders of Pre-Merger Recruiter.com had controlled the Company since October 2017 and the Merger simply increased their control. In addition, our President and Chief Operating Officer served as the Chief Executive Officer of Pre-Merger Recruiter.com and the majority of our directors at the time were directors (or designees) prior to the Merger. Further, our Executive Chairman and Chief Executive Officer was retained as a consultant prior to the Merger with the understanding that if the Merger occurred, he would be appointed as our Executive Chairman.

On May 13, 2020, we effected a reincorporation from the State of Delaware to the State of Nevada. Following the approval by our stockholders at a special meeting held on May 8, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Recruiter.com Group, Inc., a Nevada corporation and our wholly owned subsidiary (“Recruiter.com Nevada”), pursuant to which we merged with and into Recruiter.com Nevada, with Recruiter.com Nevada continuing as the surviving entity. Simultaneously with the reincorporation, the number of shares of common stock that we, as a Nevada corporation, are authorized to issue was increased from 31,250,000 shares to 250,000,000 shares. On June 18, 2021, we filed an Amendment to our Articles of Incorporation to effectuate a reverse split of our issued and outstanding common stock at an exchange ratio of 1-for-2.5. The reverse stock split was effective as of June 18, 2021. Simultaneously with the reverse stock split, we reduced our authorized shares from 250,000,000 to 100,000,000. All share and per share data in the accompanying consolidated financial statements and footnotes and throughout this annual report has been retroactively adjusted to reflect the effects of the reverse stock split.

The reincorporation did not result in any change in our corporate name, business, management, fiscal year, accounting, location of the principal executive office, or assets or liabilities.

                Our principal executive offices are located at 500 Seventh Avenue, New York, New York 10018. Our telephone number is (855) 931-1500. Our website address is www.recruiter.com. The information contained on, or that can be accessed through, our site is not a part of this filing. Investors should not rely on any such information in deciding whether to purchase our securities.

S-5

THE OFFERING

Common Stock offered by us:	1,950 ,000 shares.

Pre-Funded Warrants offered by us:	Pre-Funded Warrants to purchase up to 1,383,333 shares. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Common Stock outstanding before this offering:	17,792,151 shares(1).

Common Stock outstanding after this offering:	21,125,484 shares, assuming all of the Pre-Funded Warrants issued in this offering are exercised (1).

Use of proceeds:

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement for a more detailed discussion.

Risk factors:

An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy:	We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future.

National Securities Exchange Listing:

Our Common Stock is currently listed on Nasdaq under the symbol “RCRT”. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. We also have warrants that are traded on the Nasdaq Capital Market under the symbol “RCRTW.”

Concurrent private placement:

In a concurrent private placement, we are selling to the purchasers the Private Placement Warrants to purchase 100% of the number of our Common Stock and Pre-Funded Warrants purchased by such investors in this offering, equal to up to 3,333,333 shares of Common Stock. We will receive proceeds from the concurrent private placement transaction of the Private Placement Warrants solely to the extent such warrants are exercised for cash. The Private Placement Warrants are exercisable as of February 21, 2024 at an exercise price of $0.1858 per share and will expire on February 21, 2029. The Private Placement Warrants and Common Stock issuable upon the exercise of the Private Placement Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the Private Placement Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited. See “Concurrent Private Placement of Warrants.”

S-6

(1)	The number of our Common Stock to be outstanding after the offering is based on 17,792,151 shares of Common Stock outstanding as of August 16, 2023 and excludes, as of that date, the following:

•	430,000 shares of Common Stock issuable upon conversion of Series E Convertible Preferred Stock.

•	35,200 shares of Common Stock pursuant to Restricted Stock Units not yet issued

•	197,837 shares of common stock reserved for future issuance not under an option plan

•	998,265 shares of Common Stock reserved for future issuance under the 2017 and 2021 Equity Incentive Plans;

•	3,284,303 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $3.22 per share;

•	8,823,499 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $3.18 per share;

•	the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants issued in this offering; and

•	the shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Sales of our Common Stock by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

Sales of a substantial number of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

S-7

We intend to use the net proceeds from the sale of securities by us in this offering for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of Common Stock will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants offered hereby will have no rights as common stockholders with respect to the shares of our Common Stock underlying the Pre-Funded Warrants until such holders exercise their Pre-Funded Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants.

S-8

Until holders of the Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such warrants, except to the extent that holders of such Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our Common Stock as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placement will be approximately $0.89 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us and excluding the proceeds we may receive from the exercise of the Private Placement Warrants issued in the concurrent private placement. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (“Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the effective offering price per share and the as-adjusted net tangible book value per share of Common Stock after this offering.

The net tangible book value of our Common Stock as of June 30, 2023 was approximately $(7,186,000), or approximately $(0.40) per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Stock outstanding as of June 30, 2023.

After giving effect to the sale of 1,950,000 shares of Common Stock in this offering at an offering price of $0.3108 per share and accompanying Private Placement Warrant, and Pre-Funded Warrants to purchase 1,383,333 shares of Common Stock in this offering at a price of $0.3107 per Pre-Funded Warrant and accompanying Private Placement Warrant, and after deducting placement agent fees and estimated offering expenses payable by us, assuming the exercise of all Pre-Funded Warrants at the exercise price of $0.0001 per share of Common Stock, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(6.3) million, or approximately $(0.2979) per share of Common Stock. This represents an immediate increase in as adjusted net tangible book value of approximately $0.1060 per share of Common Stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.6087 per share of Common Stock to the purchaser of securities in this offering, as illustrated by the following table:

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Offering price per share Common Stock and accompanying Private Placement Warrant		$0.3108
Net tangible book value per share of Common Stock as of June 30, 2023	$(0.4039)
Increase in as adjusted net tangible book value per share of Common Stock attributable to the offering	$0.1060
As adjusted net tangible book value per share of Common Stock as of June 30, 2023 after giving effect to this offering		$(0.2979)
Dilution per share Common Stock to new investors participating in this offering		$0.6087

The table and discussion above are based on 17,291,151 shares of Common Stock outstanding as of June 30, 2023 and exclude, as of such date, the following:

•	430,000 shares of Common Stock issuable upon conversion of Series E Convertible Preferred Stock.

•	35,200 shares of Common Stock pursuant to Restricted Stock Units not yet issued

•	197,837 shares of common stock reserved for future issuance not under an option plan

•	1,043,265 shares of Common Stock reserved for future issuance under the2017 and 2021 Equity Incentive Plans;

•	3,239,303 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $3.26 per share;

•	8,823,499 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $3.18 per share;

•	the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants issued in this offering; and

•	the shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of Common Stock and Pre-Funded Warrants in this offering, we also expect to issue and sell to the investors the Private Placement Warrants to purchase an aggregate of up to 3,333,333 shares of Common Stock at an initial exercise price equal to $0.1858 per share.

The Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchasers may only sell Common Stock issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

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Exercisability. The Private Placement Warrants are exercisable as of February 21, 2024 and expire on February 21, 2029. The Private Placement Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Stock underlying the Private Placement Warrants, then the Private Placement Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Private Placement Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Private Placement Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Private Placement Warrants will have an exercise price of $0.1858 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Private Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Private Placement Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Private Placement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Private Placement Warrant is exercisable immediately prior to such event.

Rights as a Stockholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Private Placement Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Private Placement Warrant.

Registration Rights. We have agreed to file a registration statement covering of the resale of the shares issuable upon the exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”) within 45 days of the date of the securities purchase agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of the offering (or, in the event of a “full review” by the SEC, 120 days following the closing date of the offering) and to keep such registration statement effective at all times until the purchasers no longer own any Private Placement Warrants or Private Placement Warrant Shares.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 1,950,000 shares of Common Stock at an offering price of $0.3108 per share and Pre-Funded Warrants to purchase up to 1,383,333 shares of Common Stock at an offering price of $0.3107 per Pre-Funded Warrant (exercisable for Common Stock at an exercise price of $0.0001 per share of Common Stock).

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 9.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Stock shall be determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

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Transferability

In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their warrants.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated August 17, 2023 (the “Placement Agency Agreement”), we have engaged the placement agent to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering. Under the terms of the Placement Agency Agreement, Joseph Gunnar is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Joseph Gunnar and prospective investors. Joseph Gunnar will have no authority to bind us by virtue of the Placement Agency Agreement. Joseph Gunnar may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the share of our Common Stock or Pre-Funded Warrants offered pursuant to this prospectus supplement.

On August 17, 2023, we entered into a securities purchase agreement directly with the investor in connection with this offering for the sale of an aggregate of 1,950,000 shares of Common Stock at an offering price of $0.3108 per share and Pre-Funded Warrants to purchase up to 1,383,333 shares of Common Stock at an offering price of $0.3107 per Pre-Funded Warrant (exercisable for Common Stock at an exercise price of $0.0001 per share of Common Stock) pursuant to this prospectus supplement and the accompanying prospectus.

We expect to deliver the shares of our Common Stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about August 21, 2023.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 9% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering.

Per Share and Accompanying Warrant	Total
Placement Agent Fees	$0.028	$93,240

We have also agreed to reimburse the placement agent for all travel and other out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel in respect of the offering of $25,000. We estimate the total offering expenses that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $50,000.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 30 days after the closing date of this offering, without first obtaining the written consent of the placement agent.

We have also agreed in the purchase agreement, subject to certain exceptions, to a restriction on the issuance of any variable priced securities for 6 months following the closing date of this offering. We have also agreed to a lock-up that, subject to certain exceptions, prevents us from entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock or file any registration statement or amendment or supplement thereto for a period of 30 days after the closing date of this offering.

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Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, Joseph Gunnar may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Joseph Gunnar for any further services.

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

                Our audited consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2022 and 2021 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.recruiter.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 as filed with the SEC on May 15, 2023, and June 30, 2023, as filed with the SEC on August 14, 2023;

•

our Current Reports on Form 8-K dated May 18, 2023 (filed on May 24, 2023), June 2, 2023 (filed on June 7, 2023), June 5, 2023 (filed on June 9, 2023), June 6, 2023 (filed on June 12, 2023), June 26, 2023 (filed on June 27, 2023), July 25, 2023 (filed on July 31, 2023) and August 7, 2023 (filed on August 11, 2023); and

•

the description of our common stock, which is contained in our registration statement on Form 8-A filed with the Commission on June 29, 2021, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act, as amended shall be incorporated by reference into this prospectus.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by contacting us at:

Recruiter.com Group, Inc.

500 Seventh Avenue

New York, New York 10018

Attention: Corporate Secretary

(855) 931-1500

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS

Recruiter.com Group, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell up to $100,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “RCRT.” The last reported sale price of our common stock on September 15, 2022 was $1.38 per share. We also have warrants that are traded on the Nasdaq Capital Market under the symbol “RCRTW.”

The aggregate market value of our outstanding common stock held by non-affiliates is $17,733,186.30 based on 14,851,146 shares of common stock outstanding, of which 12,850,135 shares are held by non-affiliates, and a per share value of $1.38 based on the closing price of our common stock on the Nasdaq Capital Market on September 15, 2022.

Investing in our securities involves various risks. See the “Risk Factors” section on page 6 of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at investors.recruiter.com as set forth in this prospectus under the heading “Available Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Available Information.”

Unless the context otherwise indicates, when used herein, the terms “Recruiter.com” “we,” “us,” “our” and similar terms refer to Recruiter.com Group, Inc., a Nevada corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read our filings on the SEC’s website at www.sec.gov or on our corporate website at investors.recruiter.com. The information on our corporate website is not incorporated by reference into and is not made a part of this prospectus.

We have filed a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” with the SEC with respect to the securities to be sold pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

Our corporate website is located at investors.recruiter.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

OUR COMPANY

Our Company

Recruiter.com is a holding company based in New York, New York, that, through its subsidiaries, operates an on-demand recruiting platform digitally transforming the $138 billion dollar recruiting and staffing industry. We offer recruiting software and services through an online, AI-powered sourcing platform and network of on-demand recruiters. Businesses from startups to the Fortune 100 use Recruiter.com to help address their critical talent needs and solve recruiting and hiring challenges.

We have seven operating subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), Recruiter.com Consulting, LLC, VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”) and Recruiter.com OneWire Inc. (“OneWire” and collectively, the “Company”). As of June 30, 2022, the Company employed 68 full-time corporate employees and 69 outside staffing professionals.

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We leverage proprietary AI-based candidate sourcing software and recruitment marketing technology to serve our clients’ talent needs. For employers needing talent acquisition services, we place independent recruiters from our network with our clients on a project basis. To round out our offerings, we provide other talent acquisition support services, including consulting, staffing, full-time placement services, and talent effectiveness coaching.

Our mission is to help recruit the right talent faster and become the preferred solution for hiring specialized talent.

We generate revenue from the following activities:

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Software Subscriptions: We offer a subscription to our web-based platforms that help employers recruit talent. Our platforms allow our customers to source, contact, screen and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offer enhanced support packages and on-demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer.

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Recruiters on Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters on Demand. Recruiters on Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters on Demand by billing the employer clients for the placed recruiters' ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service.

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Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generate full-time placement revenue by earning one-time fees for each time that employers hire one of the candidates that we refer. Employers alert us of their hiring needs through our Platform, or other communications. We source qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We support and supplement the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earn a “full-time placement fee,” an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

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Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

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For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform. Additionally, we partner with Careerdash, a high-quality training company, to provide Recruiter.com Academy, an immersive training experience for career changers.

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Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing.

We have a sales team and sales partnerships with direct employers as well as vendor management system companies and managed service companies that help create sales channels for clients that buy staffing, direct hire, and sourcing services. Once we have secured the relationship and contract with the interested enterprise customer, the delivery and product teams will provide the service to fulfill any or all of the revenue segments.

The costs of our revenue primarily consist of employee costs, third-party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of our gross margin.

Corporate Information

We were originally incorporated on July 28, 2008 in the State of Oklahoma as SA Recovery Group, but, on March 17, 2015, we effected a merger whereby we became incorporated as a Delaware corporation. Then, effective March 31, 2019, we completed a merger with Recruiter.com, Inc. and thereafter changed our name to Recruiter.com Group, Inc. on May 9, 2019 and reincorporated in the state of Nevada on May 13, 2020. Our principal executive offices are located at 500 Seventh Avenue, New York, New York 10018. Our telephone number is (855) 931-1500. Our website address is www.recruiter.com. Except as specifically set forth herein, the information which appears on our website is not part of the prospectus or this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

•	our ability to continue as a going concern;
•	our ability to raise additional capital, if needed, to support our operations;
•	the effect of COVID-19 on our business and the national and global economies;
•	the rate and degree of market acceptance of our products and services;
•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	our ability to compete effectively in a competitive industry;
•	our ability to achieve positive cash flow from operations;
•	our ability to continue to meet the Nasdaq Capital Market requirements;
•	our ability to meet our other financial operating objectives;
•	the availability of qualified employees for our business operations;
•	general business and economic conditions;
•	our ability to meet our financial obligations as they become due;
•	positive cash flows and financial viability of our operations and new business opportunities;
•	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;
•	our ability to raise additional capital, if needed, to support our operations;

•	our ability to be successful in new markets;
•	our ability to avoid infringement of intellectual property rights;
•	the positive cash flows and financial viability of our operations and new business opportunities
•	continued demand for services of recruiters;
•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;
•	our ability to operate our virtual AI-and video-enabled hiring platform (the “Platform”) free of security breaches; and
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our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and/or assets with our business.

We urge you to consider these factors before investing in our company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sales of securities offered by this prospectus for general corporate purposes, which may include additions to working capital, repayment of indebtedness, and financing potential acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our results of operations in future periods. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (“Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. Of our preferred stock, 775,000 shares have been designated as Series E Convertible Preferred Stock, par value $0.0001 per share, while the remaining shares are blank check preferred stock. At September 15, 2022, there were 14,851,146 shares of common stock and 86,000 shares of preferred stock issued and outstanding.

Common stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors. On all other matters the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of the stockholders, except as otherwise expressly provided by the Nevada Revised Statutes.

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No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

Pacific Stock Transfer (as successor to Philadelphia Stock Transfer, Inc.) is the transfer agent and registrar in respect of the Common Stock. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Preferred stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Series E Convertible Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series E Convertible Preferred Stock (the “Existing Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

The holders of our Existing Preferred Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine. Upon announcement of dividends by our Board, holders of our Existing Preferred Stock are entitled to such consideration as if the Existing Preferred Stock had been, immediately prior to such dividend, converted into our Common Stock.

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Voting Rights

Holders of the Existing Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis, subject to the conversion limitation described below.

Conversion Rights

Each holder of the Existing Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock. Each share of the Existing Preferred Stock is convertible into our Common Stock at a conversion rate equal to 5 shares of Common Stock per 1 share of Existing Preferred Stock, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Liquidation Preference

The Existing Preferred Stock has senior liquidation preference rights compared to the Common Stock. Upon a liquidation, the Existing Preferred Stock shares are entitled to receive a preference to a stated value of $20.00.

Conversion Limitation

A holder of the Existing Preferred Stock may not convert any shares of the Existing Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Existing Preferred Stock, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

Options and Restricted Stock Units

At September 15, 2022, awards for 3,851,168 shares of our common stock were outstanding, including 3,697,668 shares of our common stock issuable upon the exercise of outstanding stock options and 153,500 shares of our common stock underlying outstanding restricted stock units.

Nasdaq Capital Market listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “RCRT.”

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation, as amended, and Bylaws.

Provisions of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred Stock.Our Articles of Incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stock stockholders, and the Board could take that action without stockholder approval. The issuance of preferred stock could delay or prevent a change of control of Recruiter.com.

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Board Vacancies to be Filled by Remaining Directors and Not Stockholders. Our Bylaws provide that any vacancies on the Board, including any newly created directorships, will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum.

Removal of Directors by Stockholders. Our Bylaws and the Nevada Revised Statutes provide that directors may be removed by stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote.

Special Meetings of Stockholders. Under our Bylaws, only our Executive Chairman, the Chief Executive Officer, the Board, or stockholders who in the aggregate beneficially own at least 20% of all the outstanding shares of Recruiter.com entitled to vote at the meeting may call special meetings of Recruiter.com’s stockholders.

Nevada Anti-Takeover Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

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•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

Warrants Traded on the Nasdaq Capital Market

Overview

The following summary of certain terms and provisions of the warrants traded on the Nasdaq Capital Market (“Public Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Pacific Stock Transfer (as successor to Philadelphia Stock Transfer, Inc.), as the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement on Form S-1 filed on December 17, 2021. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Public Warrants entitle the registered holder to purchase shares of common stock at a price equal to $5.50 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on July 2, 2026.

The exercise price and number of shares of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Exercisability

The Public Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. Under the terms of the Public Warrants, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of common stock issuable upon exercise of the Public Warrants, the holders of the Public Warrants shall have the right to exercise the Public Warrants solely via a cashless exercise feature provided for in the Public Warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation

A holder may not exercise any portion of a Public Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Public Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price

The exercise price per whole share of shares of common stock purchasable upon exercise of the Public Warrants is $5.50, The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares

No fractional shares of common stock will be issued upon exercise of the Public Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will round up or down, as applicable, to the nearest whole share.

Transferability

Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate

The Public Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Public Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Public Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock,, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Public Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Public Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

The Public Warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law

The Public Warrants and the warrant agency agreement are governed by New York law.

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Outstanding Public Warrants

As of September 15, 2022, the number of Public Warrants outstanding were exercisable into 4,249,596 shares of our Common Stock.

Warrant Agent

Pacific Stock Transfer (as successor to Philadelphia Stock Transfer, Inc.) acts as the registrar, transfer agent, warrant agent and dividend and redemption price disbursing agent in respect of the Public Warrants.

Privately Held Warrants

In addition to the Public Warrants, we have issued warrants for purchase of our Common Stock through private transactions (“Private Warrants”). As of September 15, 2022, the number of Private Warrants outstanding were exercisable into 4,878,135 shares of our Common Stock.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” above will apply to each unit and to each security included in each unit, respectively.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

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Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

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Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

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There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in any applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

                The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by any applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

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We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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All securities we offer, other than common stock or our publicly-traded warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Underwriters may engage in passive market making transactions in the securities in accordance with Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Porter Wright Morris & Arthur, LLP, will pass upon certain legal matters relating to the issuance and sale of the common stock, preferred stock, warrants and units offered hereby on behalf of Recruiter.com. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2021 and 2020 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

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•	our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 as filed with the SEC on May 16, 2022, and June 30, 2022, as filed with the SEC on August 15, 2022;

•

our Current Reports on Form 8-K dated April 1, 2022 (filed on April 7, 2022), April 27, 2022 (filed on May 2, 2022), May 13, 2022 (filed on May 16, 2022), July 28, 2022 (filed on July 29, 2022), as amended on August 17, 2022, August 17, 2022 (filed on August 17, 2022), and August 30, 2022 (filed on August 31, 2022); and

•

the description of our common stock, which is contained in our registration statement on Form 8-A filed with the Commission on June 29, 2021, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (855) 931-1500 or by writing us at the following address:

Recruiter.com Group, Inc.

500 Seventh Avenue

New York, New York 10018

Attention: Corporate Secretary

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at investors.recruiter.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

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1,950,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,383,333 Shares of Common Stock

1,383,333 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Joseph Gunnar & Co., LLC

August 17, 2023